                         UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                   SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to 'SS'240.14a-11(c) or
     'SS'240.14a-12


                     EQUIDYNE CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: ________

     2) Aggregate number of securities to which transaction applies: ________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________

     4) Proposed maximum aggregate value of transaction: ________

     5) Total fee paid: ________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ________

     2) Form, Schedule or Registration Statement No.: ________

     3) Filing Party: ________

     4) Date Filed: ________

                            [Equidyne Logo]

                                                                    July 3, 2003

Dear Fellow Equidyne Stockholder:

    By now, you may have heard that MFC Bancorp. Ltd. ('MFC'), a dissident stockholder, has filed a preliminary proxy statement with the intention of launching a hostile and costly proxy contest to elect seven directors to your Company's Board of Directors. This would turn complete control of your Company over to MFC. You will receive proxy solicitation materials and a GREEN proxy card from MFC seeking your vote to elect seven nominees, hand-picked by MFC, to the Company's Board of Directors.

    YOUR BOARD OF DIRECTORS VIGOROUSLY OPPOSES MFC'S PROXY SOLICITATION AND STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY GREEN PROXY CARDS SENT TO YOU BY MFC.

    YOUR BOARD OF DIRECTORS BELIEVES MFC IS AN OPPORTUNIST TRYING TO STEAL CONTROL OF YOUR COMPANY AWAY FROM YOU WITHOUT PAYING FOR IT.

    MFC holds a mere 100 shares of Equidyne's outstanding stock, which represents an investment of less than $100 in Equidyne (and an economic interest of only 0.0000061%). Furthermore, MFC and its principals have been sued over the last few years by targets of its proxy fights and takeover attempts who have alleged, among other things, that they were:

                   -  engaging in self-dealing transactions;

                   -  making deliberate misrepresentations;

                   -  intentionally making material omissions;

                   -  providing interest-free loans to affiliates; and

                   -  breaching fiduciary duties.

    These were only allegations. Although certain of these proceedings were settled and we are not aware of the ultimate disposition of the other proceedings, it appears that MFC is at it again. Your Board of Directors believes that MFC is attempting to gain control of YOUR COMPANY AND ITS CASH AND OTHER ASSETS, similar to its actions with several other companies in the past.

    Concord Effekten AG ('Concord'), a German investment banking firm, has given MFC a proxy to vote Concord's 8.7% ownership of Equidyne's outstanding shares at our upcoming annual meeting of stockholders.

    This is not the first time we have run into Concord. Last year, Concord participated in proposing an alternate slate of directors in opposition to management's nominees and in direct cooperation with an individual named Charles Kusche, who had been charged by the U.S. Attorney's Office, Federal Bureau of Investigation and United States Postal Inspection Service, and indicted in the U.S. for:

                              SECURITIES FRAUD AND
                     CONSPIRACY TO COMMIT SECURITIES FRAUD.

    After those efforts failed, Concord then worked to effect a merger between Equidyne and Rosch AG Medizintechnik ('Rosch'), a financially troubled German company for which Concord was both the investment banker and largest stockholder. Your Board of Directors believed that Rosch was headed for disaster and rejected Concord's merger efforts. As we correctly forecasted, Rosch went into bankruptcy earlier this year and has been liquidated. Had we accepted Concord's proposal, we believe that the results for you, as a stockholder, would have been equally disastrous.

                      PROTECT YOUR INVESTMENT IN EQUIDYNE!

    Concord announced losses of over 28 million Euro for 2001 and over 31 million Euro for 2002. Concord's own stock plummeted over 80% since the beginning of last year. In addition, Concord has sold a significant number of shares of Equidyne in the last few months.

    Given the suspect actions of MFC described above and the past actions and unsound recommendations of Concord, your Board of Directors questions the real motives of Concord and MFC.

                       YOUR BOARD OF DIRECTORS HAS A PLAN
                         TO ENHANCE STOCKHOLDER VALUE.

    Your Board of Directors, in spite of the distractions of this proxy contest, is committed to the creation of stockholder value and the development and execution of a strategic plan, and remains confident that strong leadership will enhance value for all stockholders.

    Your Board of Directors has retained Cypress Associates LLC as its financial advisor to assist the Board of Directors in examining strategic alternatives for the Company that will enhance the value of your investment in Equidyne. Cypress Associates LLC is a well-known specialty financial services firm founded by a group of Wall Street professionals to provide superior investment banking and advisory services.

                DO NOT BE RUSHED INTO A VOTING DECISION WITHOUT
                        HAVING ALL THE IMPORTANT FACTS.

    Your Board of Directors is in the process of preparing a formal response to MFC to be mailed to you as soon as possible. IN THE MEANTIME, YOUR BOARD STRONGLY RECOMMENDS THAT YOU TAKE NO ACTION WITH RESPECT TO MFC'S SOLICITATION MATERIAL AND NOT SIGN THE GREEN PROXY CARD.

    We will shortly be sending you a detailed proxy statement and WHITE proxy card for the Company's Annual Meeting of Stockholders. WE ADVISE YOU TO READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Your Board of Directors asks that you demonstrate your support for the Company's proposed nominees by signing, dating and mailing the WHITE proxy card that will be sent with the Company's proxy statement.

    Thank you for your attention and cooperation. If you have any questions or need any assistance, please contact our proxy solicitor MacKenzie Partners, Inc. toll free at (800) 322-2885.

                                          Sincerely,

                                          /s/ Marcus R. Rowan

                                          Marcus R. Rowan
                                          Chief Executive Officer

SUPPLEMENTAL INFORMATION

    Under applicable regulations of the Securities and Exchange Commission, the Company and its directors, executive officers and nominees for the Company's Board of Directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the proposals to be presented by the Company at the annual meeting. These directors, executive officers and nominees include the following:

                                                                                       BENEFICIAL
                    NAME                                       TITLE                   OWNERSHIP*
                    ----                                       -----                   ----------
Jim Fukushima................................  Director                                1,198,800(1)
Dr. James R. Gavin III.......................  Director                                  144,000(2)
Harry P. Yergey(3)...........................  Director                                        0
Marcus R. Rowan..............................  Director and Chief Executive Officer    1,154,550(4)
Mark C. Myers................................  Director and President                    362,500(5)
Jeffery B. Weinress..........................  Chief Financial Officer                   103,125(6)

---------

 * Includes voting and investment power, except where otherwise noted. The number of shares beneficially owned includes shares each beneficial owner and the group has the right to acquire within 60 days of June 30, 2003, pursuant to stock options, warrants and convertible securities.

(1) Includes shares held by HNS International, Inc. (in which Mr. Fukushima is a principal stockholder), and presently exercisable options for 299,000 shares of common stock of the Company ('Common Stock').

(2) Includes presently exercisable options for 144,000 shares of Common Stock.

(3) Mr. Yergey was appointed to the Company's Board of Directors effective June 30, 2003.

(4) Includes presently exercisable options for 1,006,250 shares of Common Stock.

(5) Includes presently exercisable options for 362,500 shares of Common Stock.

(6) Includes presently exercisable options for 103,125 shares of Common Stock.

    Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when they are available) and other documents filed by the Company with the Securities and Exchange Commission at their website at http://www.sec.gov. You may also access a copy of the Company's preliminary proxy statement and definitive proxy statement (when they are available) by accessing http://www.equidyne.com. In addition, you may obtain a free copy of the definitive proxy statement (when it is available) by contacting MacKenzie Partners, Inc. toll free at (800) 322-2885.

SOLICITATION; EXPENSES

    The Company has hired MacKenzie Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for an estimated fee of $75,000 plus out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. MacKenzie Partners, Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

FORWARD LOOKING STATEMENTS

    Certain statements contained in this Soliciting Material Pursuant to Rule 14a-12 and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as 'believe,' 'anticipate,' 'should,' 'intend,' 'plan,' 'will,' 'expect,' 'estimate,' 'project,' 'strategy' and similar expressions. Our forward-looking statements generally relate to our ability to develop and execute our plan, the prospects for future sales of our products, the success of our international marketing activities, the success of our strategic corporate relationships, the adoption and use of needle-free technology and the success of our diversification activities. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development activities and our ability to obtain regulatory authorizations for developed products, if any; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trends toward managed care and health care cost containment; exposure to product liability and other types of lawsuits and regulatory proceedings; our ability to protect our intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


                         STATEMENT OF DIFFERENCES
                         ------------------------
The section symbol shall be expressed as................................ 'SS'